EXHIBIT 4.4

                       LIGAND PHARMACEUTICALS INCORPORATED

     THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

     (1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A "QUALIFIED INSTITUTIONAL BUYER" (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

     (2) AGREES THAT IT WILL NOT DIRECTLY OR INDIRECTLY ENGAGE IN ANY HEDGING TRANSACTIONS INVOLVING THIS SECURITY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY UNLESS IN COMPLIANCE WITH THE SECURITIES ACT, AND

     (3) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, PRIOR TO THE DATE THAT IS THE LATER OF (X) TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(K) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER, AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT ONLY:

     (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF;

     (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF TRANSFER;

     (C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT; OR

     (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE).

     PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(C) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (3)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.16 OF THE INDENTURE.

Certificate No. N-1


                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2007
                               CUSIP NO. 53220KAA6

     LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (herein called the "COMPANY"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of __________________ ($_________) on November 16, 2007, and to pay interest thereon, as provided on the reverse hereof, until the principal and any unpaid and accrued interest is paid or duly provided for. The right to payment of the principal and all other amounts due with respect hereto is subordinated to the rights of Senior Indebtedness as set forth in the Indenture referred to on the reverse side hereof.

     Interest Payment Dates: May 16 and November 16, with the first payment to be made on May 16, 2003.

     Record Dates: May 1 and November 1.

     The provisions on the back of this certificate are incorporated as if set forth on the face hereof.

     IN WITNESS WHEREOF, LIGAND PHARMACEUTICALS INCORPORATED has caused this instrument to be duly signed.

                               LIGAND PHARMACEUTICALS INCORPORATED

                               By:
                                  --------------------------------
                               Name:      Paul V. Maier
                               Title:     Senior Vice President and Chief
                                          Financial Officer


Dated:  November 26, 2002

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
    -------------------------------------------------
         Authorized Signatory

Dated:  ________________

                              [REVERSE OF SECURITY]

                       LIGAND PHARMACEUTICALS INCORPORATED

                    6% CONVERTIBLE SUBORDINATED NOTE DUE 2007

     1. INTEREST. LIGAND PHARMACEUTICALS INCORPORATED, a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate PER ANNUM shown above. The Company will pay interest semi-annually on May 16 and November 16 of each year, with the first payment to be made on May 16, 2003. Interest on the Securities will accrue on the principal amount from the most recent date to which interest has been paid or provided for or, if no interest has been paid, from November 26, 2002. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Holder of this Security is entitled to the benefits of the Pledge Agreement, dated November 26, 2002, between the Company and the Trustee, pursuant to which the Company has placed in the Pledge Account cash or Pledged Financial Assets sufficient to provide for the payment of the first four interest payments on this Security. The terms capitalized but undefined in this paragraph have the meanings given to them in the Pledge Agreement.

     2. MATURITY. The Notes will mature on November 16, 2007.

     3. METHOD OF PAYMENT. The Company will pay interest on the Securities (except defaulted interest) to the persons who are registered Holders of Securities at the close of business on the record date set forth on the face of this Security next preceding the applicable interest payment date. Holders must surrender Securities to a Paying Agent to collect the principal, Redemption Price or Repurchase Price of the Securities. The Company will pay all amounts due with respect to the Securities in money of the United States that at the time of payment is legal tender for payment of public and private debts. If this Security is in global form, the Company will pay interest on the Securities by wire transfer of immediately available funds to the account specified by the Holder. With respect to securities held other than in global form, the Company will make payments by wire transfer of immediately available funds to the account specified by the Holders thereof or, if no such account is specified with respect to a Holder, by mailing a check to the Holder's registered address.

     4. PAYING AGENT, REGISTRAR, CONVERSION AGENT. Initially, J.P. Morgan Trust Company, National Association, (the "TRUSTEE") will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice. The Company or any Affiliate of the Company may act as Paying Agent.

     5. INDENTURE. The Company issued the Securities under an Indenture dated as of November 26, 2002 (the "INDENTURE") between the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) (the "ACT") as in effect on the date of the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of such terms. The Securities are general unsecured senior subordinated obligations of the Company limited to $135,000,000 aggregate principal amount ($155,250,000 if the Initial Purchaser (as defined in the Indenture) has elected to exercise its over-allotment option to purchase an additional $20,250,000 of the Securities), except as otherwise provided in the Indenture (except for Securities issued in substitution for destroyed, mutilated, lost or stolen Securities). Terms used herein which are defined in the Indenture have the meanings assigned to them in the Indenture.

     6. OPTIONAL REDEMPTION. The Securities will be redeemable prior to maturity at the option of the Company, in whole or in part, at any time on or after November 22, 2005, at the following redemption prices (expressed as percentages of the principal amount thereof), if redeemed during the periods commencing on the dates set forth below, in each case together with accrued and unpaid interest to, but excluding, the redemption date:

          ---------------------------- --------------------------
                                              Redemption
                     Date                        Price
          ---------------------------- --------------------------
               November 22, 2005                102.40%
          ---------------------------- --------------------------
             November 16, 2006 and              101.20%
                  thereafter
          ---------------------------- --------------------------


     7. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in positive integral multiples of $1,000 principal amount. On and after the redemption date interest ceases to accrue on Securities or portions of them called for redemption.

     8. REPURCHASE AT OPTION OF HOLDER. In the event of a Change in Control with respect to the Company, then each Holder of the Securities shall have the right, at the Holder's option, subject to the rights of the holders of Senior Indebtedness under ARTICLE XI of the Indenture, to require the Company to repurchase such Holder's Securities including any portion thereof which is $1,000 in principal amount or any positive integral multiple thereof on a day (the "REPURCHASE DATE") that is 30 business days after the date of the Change in Control Notice, unless otherwise required by applicable law, at a price equal to 100% of the outstanding principal amount of such Security, plus accrued and unpaid interest to, but excluding, the Repurchase Date.

     Within 30 business days after the occurrence of the Change in Control, the Company is obligated to give notice of the occurrence of such Change in Control to each Holder. Such notice shall include, among other things, the date by which Holder must notify the Company of such Holder's intention to exercise the Repurchase Right and of the procedure which such Holder must follow to exercise such right. To exercise the Repurchase Right, a Holder of Securities must deliver on or before the close of business on the third business day immediately preceding the Repurchase Date written notice to the Company (or an agent designated by the Company for such purpose) and the Trustee of the Holder's exercise of such right together with the Securities with respect to which the right is being exercised, duly endorsed for transfer in accordance with the provisions of the Indenture.

     A "CHANGE IN CONTROL" of the Company shall be deemed to have occurred at such time as:

          (i) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 under the Exchange
     Act), directly or indirectly, of 50% or more of the voting power of the Company's Common Stock or other capital stock into which our common stock is reclassified or changed; or

          (ii) at any time the following persons cease for any reason to constitute a majority of our board of directors:

               (1) individuals who on the issue date of the convertible notes constituted our board of directors and

               (2) any new directors whose election by our board of directors or whose nomination for election by our stockholders was approved by at least a majority of the directors then still in office who were either directors on the issue date of the convertible notes or whose election or nomination for election was previously so approved; or

          (iii) the sale, lease or transfer of all or substantially all of the assets of the Company to any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act).

     However, a Change in Control will not be deemed to have occurred if either:

     (X) the last sale price of the Company's Common Stock for any five trading days during the ten trading days immediately preceding the Change in Control is at least equal to 105% of the then effective conversion price on the date of such trading day; or

     (Y) in the case of a merger or consolidation, all of the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the Change in Control consists of common stock traded on a U.S. national securities exchange or quoted on the NNM (or which will be so traded or quoted when issued or exchanged in connection with such Change in Control) and as a result of such transaction or transactions the Securities become convertible solely into such common stock.

     9. CONVERSION. A Holder may convert his or her Security into Common Stock of the Company at any time prior to the close of business on November 16, 2007, or, (x) if the Security is called for redemption by the Company, the Holder may convert it at any time before the close of business on the business day immediately preceding the date fixed for such redemption, or (y) if the Security is to be repurchased by the Company pursuant to PARAGRAPH 8 hereof, the Holder may convert it at any time before the close of business on the business day immediately preceding the Repurchase Date. The initial conversion rate is
161.9905 shares of Common Stock per $1,000 principal amount of Securities, or an effective initial conversion price of approximately $6.17 per share, subject to adjustment in the event of certain circumstances as specified in the Indenture. The Company will deliver a check in lieu of any fractional share. On conversion no payment or adjustment for any unpaid and accrued interest, or liquidated damages with respect to, the Securities will be made. If a Holder surrenders a Security for conversion between the record date for the payment of interest and the next interest payment date, such Security, when surrendered for conversion, must be accompanied by payment of an amount equal to the interest thereon which the registered Holder on such record date is to receive, unless the Securities have been called for redemption as described in the Indenture.

     To convert a Security, a Holder must (1) complete and sign the Conversion Notice, with appropriate signature guarantee, on the back of the Security, (2) surrender the Security to a Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, (4) pay the amount of interest, if any, the Holder may be paid as provided in the last sentence of the above paragraph and (5) pay any transfer or similar tax if required. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or a positive integral multiple of $1,000 principal amount.

     Any shares issued upon conversion of a Security shall bear the Private Placement Legend until after the second anniversary of the later of the issue date for the Securities and the last date on which the Company or any Affiliate of the Company was the owner of such shares or the Security (or any predecessor security) from which such shares were converted (or such shorter period of time as permitted by Rule 144(k) under the Securities Act or any successor provision thereunder) (or such longer period of time as may be required under the Securities Act or applicable state securities laws in the Opinion of Counsel for the Company, unless otherwise agreed by the Company and the Holder thereof).

     10. SUBORDINATION. The Securities are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness. Each Holder by accepting a Security agrees to such subordination and authorizes the Trustee to give it effect.

     11. DENOMINATIONS, TRANSFER, EXCHANGE. The Securities are in registered form without coupons in denominations of $1,000 principal amount and positive integral multiples of $1,000 principal amount. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Registrar need not exchange or register the transfer of any Security selected for redemption in whole or in part, except the unredeemed portion of Securities to be redeemed in part. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before the mailing of a notice of redemption of the Securities selected to be redeemed and in certain other circumstances provided in the Indenture.

     12. PERSONS DEEMED OWNERS. The registered Holder of a Security may be treated as the owner of such Security for all purposes.

     13. MERGER OR CONSOLIDATION. The Company shall not consolidate with or merge into, or transfer or lease all or substantially all of its properties and assets to, another person unless such other person is a corporation organized under the laws of the United States, any State thereof or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and whose equity securities are listed on a national securities exchange in the United States or authorized for quotation on the NNM prior to or upon giving effect to the transaction (PROVIDED HOWEVER, that in the case of a transaction where the surviving entity is organized under the laws of a foreign jurisdiction, the Company may not consummate the transaction without first (i) making provision for the satisfaction of its obligations to repurchase Securities following a Change in Control, if any, and (ii) obtaining an opinion of tax counsel experienced in such matters to the effect that, under then existing United States federal income tax laws, there would be no material adverse tax consequences to holders of the Securities resulting from such transaction); such person assumes by supplemental indenture all the obligations of the Company, under the Securities and this Indenture; and immediately after giving effect to the transaction, no Default or Event of Default shall exist.

     14. AMENDMENTS, SUPPLEMENTS AND WAIVERS. Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or the consent of any Securityholder, the Indenture or the Securities may be amended or supplemented to cure any ambiguity or inconsistency, to comply with SECTIONS
5.01 and 10.12 of the Indenture, to make any changes or modifications to the Indenture necessary in connection with the registration of the Securities under the Securities Act and the qualification of the Indenture under the TIA, to secure the obligations of the Company in respect of the Securities, or to add to covenants of the Company described in the Indenture for the benefit of Securityholders or to surrender any right or power conferred upon the Company.

     15. DEFAULTS AND REMEDIES. An Event of Default includes the occurrence of any of the following: default in payment of principal at maturity, upon redemption or exercise of a Repurchase Right or otherwise; default for 30 days in payment of interest or other amounts due, provided that a failure to make any of the first four scheduled interest payments on any Security within three (3) business days after the applicable interest payment dates will constitute an Event of Default with no additional grace or cure period; failure by the Company for 60 days after notice to it to comply with any of its other agreements in the Indenture or the Securities; certain payment defaults or the acceleration of other Indebtedness of the Company and its subsidiaries; certain events of bankruptcy or insolvency involving the Company or its Significant Subsidiaries; the Pledge Agreement cease to be in full force and effect or enforceable in accordance with its terms; and default by the Company or failure by the Company to comply with the Pledge Agreement or the Control Agreement, with no additional grace or cure period. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding may declare all the Securities to be due and payable immediately, except as provided in the Indenture. If an Event of Default specified in SECTION 6.01(V) or (VI) of the Indenture with respect to the Company occurs, the principal of and accrued interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholder. Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment) if it determines that withholding notice is in the interests of the Securityholders. The Company must furnish an annual compliance certificate to the Trustee.

     16. REGISTRATION RIGHTS. The Holders are entitled to registration rights as set forth in the Registration Rights Agreement (as defined in the Indenture). The Holders shall be entitled to receive liquidated damages in certain circumstances, all as set forth in the Registration Rights Agreement.

     17. TRUSTEE DEALINGS WITH THE COMPANY. The Trustee under the Indenture, or any banking institution serving as successor Trustee thereunder, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     18. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

     19. AUTHENTICATION. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     20. ABBREVIATIONS. Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

     THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE A COPY OF THE INDENTURE. REQUESTS MAY BE MADE TO:

                           Ligand Pharmaceuticals Incorporated
                           10275 Science Center Drive
                           San Diego, California  92121-1117
                           Facsimile: (858) 550-1825
                           Attention:  President & Chief Executive Officer

                              [FORM OF ASSIGNMENT]

I or we assign to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

-------------------------------------------

-------------------------------------------------------------------------------
(please print or type name and address)


-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
the within Security and all rights thereunder, and hereby irrevocably constitutes and appoints

-------------------------------------------------------------------------------
Attorney to transfer the Security on the books of the Company with full power of substitution in the premises.


Dated:
      -----------   ------------------------------------------------------
                    NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Security in every particular without alteration or enlargement or any change whatsoever and be guaranteed by a guarantor institution participating in the Securities
                    Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.


Signature Guarantee:
                    ----------------------------------------------------------

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT") covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the Resale Restriction Termination Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with transfer:

                                   [Check One]

(1)  ____ to the Company or any subsidiary thereof; or

(2) ____ pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ____ pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(4) ____ pursuant to an effective registration statement under the Securities Act of 1933, as amended.

and unless the box below is checked, the undersigned confirms that such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "AFFILIATE"):

          _________The transferee is an Affiliate of the Company. (If the Security is transferred to an Affiliate, the restrictive legend must remain on the Security for two years following the date of the transfer).

          Unless one of the items is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED, HOWEVER, that if item
(3) or (4) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Securities, in their sole discretion, such written legal opinions, certifications and other information as the Trustee or the Company have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.

          If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in SECTION 2.16 of the Indenture shall have been satisfied.

Dated:                    Signed:
       ---------------           ---------------------------------------------
                                 (Sign exactly as name appears on the other
                                  side of this Security)

Signature Guarantee:
                    -----------------------------------------------------------

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -------------      -----------------------------------------------------
                          NOTICE:    To be executed by an executive officer

                                CONVERSION NOTICE

To convert this Security into Common Stock of the Company, check the box:______

To convert only part of this Security, state the principal amount to be converted (must be in multiples of $1,000):

                           $_________________________

If you want the stock certificate made out in another person's name, fill in the form below:


-------------------------------------------------------------------------------
(Insert other person's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(Print or type other person's name, address and zip code)


-------------------------------------------------------------------------------

Date:______________    Signature(s):
                                     ------------------------------------------
                                     (Sign exactly as your name(s) appear(s) on
                                      the other side of this Security)


Signature(s) guaranteed by:
                           -------------------------------------------------
                   (All signatures must be guaranteed by a guarantor
                    institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                    OPTION OF HOLDER TO ELECT PURCHASE NOTICE

Certificate No. of Security:  ___________

     If you want to elect to have this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, check the box:

     If you want to elect to have only part of this Security purchased by the Company pursuant to SECTION 3.08 of the Indenture, state the principal amount:


                           $_________________________
                       (in an integral multiple of $1,000)

Date:__________________    Signature(s):
                                        ---------------------------------------
                                        (Sign  exactly as your  name(s)
                                         appear(s) on the other side of
                                         this Security)

Signature(s) guaranteed by:
                             --------------------------------------------------
                   (All signatures must be guaranteed by a guarantor
                    institution participating in the Securities Transfer Agents Medallion Program or in such other guarantee program acceptable to the Trustee.)

                                   SCHEDULE A

          SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITYa.
          -----------------------------------------------------------

     The following exchanges of a part of this Global Security for an interest in another Global Security or for Securities in certificated form, have been made:

                                                                      Principal amount of
                       Amount of decrease    Amount of increase in        this Global           Signature or
                       in Principal amount    Principal amount of     Security following    authorized signatory
                         of this Global       this Global Security       such decrease       of Trustee or Note
Date of Exchange            Security                                     (or increase)            Custodian














-------------------------------------------
a  This is included in Global Notes only.